Exhibit 3

Analyst Guide (Japanese GAAP)

NISSIN CO., LTD.

May, 2003

If you have any questions regarding this report,
please contact Ms. Chen at +813-3348-2423.

FORWARD-LOOKING STATEMENTS

         This data book contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business, our industry and capital markets and are subject to various risks, uncertainties and assumptions about our business. These statements discuss future expectations, identify strategies, contain projections of results of operations or of our financial position, or state other forward-looking information. Potential risks and uncertainties that could cause our actual results to differ materially from our expectations include, among other things:

•	the effect of weak domestic economic conditions, including changes in personal bankruptcy rates;

•	competition from large consumer finance companies and other financial institutions;

•	uncertain liquidity of Japan’s capital markets and availability of funding from lenders on favorable terms;

•	potential changes to legislation, including restrictions on interest rates, to regulations for the moneylending business and to government policy, including Japan’s monetary policy;

•	our exposure to negative publicity for the consumer or business finance industries generally or us specifically;

•	our ability to pursue and maintain profitable joint ventures and strategic alliances; and

•	reliability of information or technological systems and networks.

         Our expectations expressed in these forward-looking statements may not turn out to be correct, and our actual results could materially differ from and be worse than our expectations.

         We do not undertake to revise forward-looking statements to reflect future events or circumstances.

Contents

I	Consolidated Business Result

1	Consolidated business result for the year ended March 31, 2003

2	Consolidated balance sheet as of March 31, 2003

3	Consolidated subsidiaries’ business results for the year ended March 31, 2003

4	Financial ratios

5	Adjusted per share data

II	Non-consolidated Business Result

6	Non-consolidated business result for the year ended March 31, 2003

7	Non-consolidated balance sheet as of March 31, 2003

8	Loans outstanding and the number of accounts at the end of fiscal year

9	Applications and approvals by products

10	Demographics of customers (I)

11	Demographics of customers (II)

12	Demographics of guarantors

13	Branches/Productivity

14	Loan charge-offs and allowance for loan losses

15	Loans outstanding/Loans charged off /Ratio of loans charged off by region, product

17	Interest received on loans outstanding and interest paid on funds borrowed

18	Breakdown of borrowings at the end of fiscal year

19	Financial ratios

20	Adjusted per share data

Consolidated Business Results

Japanese GAAP

Note:	In this analyst guide, “FY 2002” refers to the company’s fiscal year ended March 31, 2003, and other fiscal years are referred to in a corresponding manner.

consolidated

Consolidated business result for the year
ended March 31, 2003

				(millions of yen, %)

	02/3	% of total	03/3	% of total	yoy%

Total loans outstanding	154,022	100.0	175,123	100.0	13.7

Consumer loans	46,179	30.0	40,938	23.4	-11.4

VIP loans	8,932	5.8	9,638	5.5	7.9

Wide loans	54,027	35.1	62,767	35.8	16.2

Small business owner loans + Business Timely loans	52,498	34.1	69,953	40.0	33.2

Small business owner loans	36,464	23.7	52,651	30.1	44.4

Business Timely loans	16,034	10.4	17,302	9.9	7.9

Secured loans	1,304	0.8	1,449	0.8	11.1

Notes receivable	11	0.0	15	0.0	38.1

Total operating revenues	36,515	100.0	45,601	100.0	24.9

Interest income from loans receivable	34,343	94.1	39,073	85.7	13.8

Consumer loans	12,115	33.2	11,651	25.6	-3.8

VIP loans	1,809	5.0	2,349	5.2	29.9

Wide loans	11,634	31.9	13,033	28.6	12.0

Small business owner loans + Business Timely loans	10,310	28.2	14,188	31.1	37.6

Small business owner loans	7,077	19.4	9,674	21.2	36.7

Business Timely loans	3,232	8.9	4,513	9.9	39.6

Secured loans	278	0.8	196	0.4	-29.2

Notes receivable	5	0.0	2	0.0	-43.2

Other financial income	4	0.0	0	0.0	-85.9

Other operating income	2,167	5.9	6,528	14.3	201.2

Total operating expenses	26,901	73.7	34,560	75.8	28.5

Financial costs	3,641	10.0	3,675	8.1	0.9

Other operating expenses	23,260	63.7	30,885	67.7	32.8

Cost of purchased loans	21	0.1	2,146	4.7	9,863.4

Advertising expenses	1,838	5.0	458	1.0	-75.0

Commission fees	858	2.3	697	1.5	-18.7

Loans write-offs	228	0.6	2,091	4.6	814.8

Provision for loan losses	8,103	22.2	11,467	25.1	41.5

Salaries and employees benefits	5,801	15.9	6,411	14.1	10.5

Lease and rental expenses	2,126	5.8	2,090	4.6	-1.7

Other	4,281	11.7	5,521	12.1	29.0

Operating income	9,613	26.3	11,041	24.2	14.9

Other income	58	0.2	69	0.2	20.4

Other expenses	414	1.1	396	0.9	-4.5

Ordinary income	9,256	25.4	10,714	23.5	15.8

Net income	4,817	13.2	5,209	11.4	8.1

Earnings per share (yen)	146.1	—	79.6	—	—

Note 1:	The weighted-average numbers of outstanding shares for the year ended March 31, 2003 was 64,460,020 shares.

Note 2:	There was a 2 for 1 stock split in May 2002.

consolidated

Consolidated balance sheet as of March 31, 2003

				(millions of yen, %)

	02/3	% of total	03/03	% of total	yoy

Current assets	167,129	94.0	195,280	95.9	28,151

Cash and deposits	17,116	9.6	23,612	11.6	6,496

Notes receivable	11	0.0	15	0.0	4

Loans receivable	154,011	86.6	175,108	86.0	21,097

Other	3,288	1.8	6,494	3.2	3,206

Allowance for loan losses	-7,297	-4.1	-9,949	-4.9	-2,652

Fixed assets	10,705	6.0	8,434	4.1	-2,270

Tangible fixed assets	2,309	1.3	1,825	0.9	-483

Land	1,388	0.8	1,092	0.5	-296

Other	920	0.5	733	0.4	-187

Intangible fixed assets	181	0.1	617	0.3	435

Investment and other assets	8,214	4.6	5,991	2.9	-2,222

Investment securities	4,216	2.4	3,082	1.5	-1,133

Other	5,532	3.1	4,918	2.4	-613
Allowance for loan losses	-1,534	-0.9	-2,010	-1.0	-475

Total assets	177,834	100.0	203,714	100.0	25,880

Current liabilities	53,690	30.2	64,786	31.8	11,096

Short-term borrowings	49,748	28.0	60,584	29.7	10,836

Other	3,942	2.2	4,202	2.1	259

Long-term liabilities	80,803	45.4	94,022	46.2	13,218

Long-term borrowings	80,310	45.2	93,610	46.0	13,300

Other	493	0.3	411	0.2	-81

Total liabilities	134,494	75.7	158,809	78.0	24,314

Minority interests	147	0.1	—	—	-147

Common stock	6,610	3.7	6,610	3.2	0

Additional paid-in capital	8,933	5.0	8,934	4.4	0

Consolidated retained earnings	28,091	15.8	32,416	15.9	4,325

Unrealized losses on investment securities	-95	0.0	-239	-0.1	-144

Treasury stock	-347	-0.2	-2,816	-1.4	-2,468

Total shareholders’ equity	43,191	24.3	44,905	22.0	1,713

Total liabilities and shareholders’ equity	177,834	100.0	203,714	100.0	25,880

consolidated

Consolidated subsidiaries’ business results for
the year ended March 31, 2003

Nissin Servicer Co., Ltd.

			(millions of yen, %)

		(% of operating		(% of operating
	02/3	income)	03/3	income)	yoy%

Operating revenues	33	100.0	2,858	100.0	8,536.4
Operating expenses	102	310.9	2,517	88.1	2,346.5
Cost for purchased loans	21	65.1	2,146	75.1	9,863
Other	81	245.8	371	13.0	356.3
Operating income	-69	-210.9	340	11.9	—
Ordinary income	-73	-223.1	309	10.8	—
Net income	-74	-223.1	208	7.3	—
Earnings per share (yen)	-7,405.2	—	18,745.4	—	—

Note:	Established in July 2001 and started operation in October 2001.

Future Create Inc.

			(millions of yen, %)

		(% of operating		(% of operating
	02/2	income)	03/2	income)	yoy%

Operating revenues	444	100.0	1,267	100.0	236.7
Operating expenses	268	60.3	1,007	79.5	275.5
Cost of sales	68	15.4	523	41.3	666.7
Other	200	45.0	483	38.2	142.0
Operating income	108	24.3	280	20.5	159.1
Ordinary income	116	26.3	148	11.7	26.7
Net income	31	7.2	29	2.4	-6.2
Earnings per share (yen)	7,789.5	—	7,309.7	—	—

Note:	Not included in the consolidated statements of 3/2002.

consolidated

Financial ratios

(millions of yen except %)

	99/3	00/3	01/3	02/3	03/3

Operating income	7,461	8,599	9,375	9,613	11,041
Ordinary income	7,411	8,002	9,090	9,256	10,714
Net income	3,268	4,421	5,153	4,817	5,209
Shareholders’ equity ratio (%)	25.1	24.6	24.1	24.2	22.0
Return on equity (%)	12.0	14.1	14.1	11.7	11.8
Operating income to total assets (%)	6.8	6.8	6.3	5.7	5.8
Ordinary income to total assets (%)	6.7	6.3	6.1	5.5	5.6
Return on assets (%)	3.0	3.5	3.4	2.8	2.7
Operating margin (%)	28.1	29.6	29.2	26.3	24.2
Ordinary income margin (%)	27.9	27.5	28.3	25.4	23.5
Net income margin (%)	12.3	15.2	16.0	13.2	11.4
Current ratio (%)	202.1	265.7	341.5	311.3	301.4
Fixed assets ratio (%)	35.5	37.7	32.0	24.8	18.8

consolidated

Adjusted per share data

Adjusted per share data			(yen)

	99/3	00/3	01/3	02/3	03/3

Net income	51.3	68.6	79.6	73.1	79.6
Shareholders’ equity	448.2	524.4	595.5	655.3	709.0

% change from the previous fiscal year			(yen)

	99/3	00/3	01/3	02/3	03/3

Net income	22.7	33.8	15.9	-8.2	9.0
Shareholders’ equity	10.6	17.0	13.6	9.8	8.2

Per share data (unadjusted)			(%)

	99/3	00/3	01/3	02/3	03/3

Net income	307.8	411.9	477.5	146.1	79.6
Shareholders’ equity	2,689.1	3,146.5	3,573.3	1,310.6	709.0

Shares outstanding and stock splits			(thousands of shares)

	99/3	00/3	01/3	02/3	03/3

As of the end of the fiscal year	10,667	10,780	10,909	32,955	63,229
Weighted-average for the fiscal year	10,621	10,733	10,790	32,967	64,460

			01/5	02/5	03/5
Stock splits			3 for 1	2 for 1	2 for 1

	99/3	00/3	01/3	02/3	03/3

Issuance of common stock	46	113	128	22,246	33,156

Note 1:	46,179 new shares were issued as a result of exercises of warrants during the FY 1998.
Note 2:	113,353 new shares were issued as a result of exercises of warrants during the FY 1999.
Note 3:	128,760 new shares were issued as a result of exercises of warrants during the FY 2000.
Note 4:	21,818,676 new shares were issued as a result of a 3 for 1 stock split in May 2001.
Note 5:	428,000 new shares were issued as a result of exercises of stock option during the FY 2001.
Note 6:	33,156,014 new shares were issued as a result of a 2 for 1 stock split in May 2002.

Non-consolidated Business Results

Japanese GAAP

non-consolidated

Non-consolidated business result for the year
ended March 31, 2003

(millions of yen, %)

	02/3	% of total	03/3	% of total	yoy%

Total loans outstanding	154,022	100.0	175,123	100.0	13.7
Consumer loans	46,179	30.0	40,938	23.4	-11.4
VIP loans	8,932	5.8	9,638	5.5	7.9
Wide loans	54,027	35.1	62,767	35.8	16.2
Small business owner loans + Business Timely loans	52,498	34.1	69,953	40.0	33.2
Small business owner loans	36,464	23.7	52,651	30.1	44.4
Business Timely loans	16,034	10.4	17,302	9.9	7.9
Secured loans	1,304	0.8	1,449	0.8	11.0
Notes receivable	11	0.0	15	0.0	38.1

Total operating revenues	36,401	100.0	41,381	100.0	13.7
Interest income from loans receivable	34,343	94.4	39,073	94.4	13.8
Consumer loans	12,115	33.3	11,651	28.1	-3.8
VIP loans	1,809	5.0	2,349	5.7	29.9
Wide loans	11,634	32.0	13,033	31.5	12.0
Small business owner loans + Business Timely loans	10,310	28.3	14,188	34.3	37.6
Small business owner loans	7,077	19.4	9,674	23.4	36.7
Business Timely loans	3,232	8.9	4,513	10.9	39.6
Secured loans	278	0.8	196	0.5	-29.2
Notes receivable	5	0.0	2	0.0	-43.2
Other financial income	4	0.0	0	0.0	-85.9
Other operating income	2,052	5.6	2,307	5.6	12.4

Total operating expenses	26,679	73.3	30,918	74.7	15.9
Financial costs	3,641	10.0	3,675	8.9	0.9
Other operating expenses	23,038	63.3	27,243	65.8	18.3
Advertising expenses	1,207	3.3	409	1.0	-66.1
Commission fees	1,499	4.1	803	1.9	-46.4
Loans write-offs	228	0.6	2,079	5.0	809.6
Provision for loan losses	8,102	22.3	11,254	27.2	38.9
Salaries and employees benefits	5,700	15.7	6,046	14.6	6.1
Lease and rental expenses	2,103	5.8	2,026	4.9	-3.6
Other	4,195	11.5	4,623	11.2	10.2

Operating income	9,721	26.7	10,463	25.3	7.6

Other income	60	0.2	90	0.2	50.4
Other expenses	349	1.0	249	0.6	-28.6

Ordinary income	9,431	25.9	10,304	24.9	9.3

Net income	4,978	13.7	4,945	12.0	-0.7

Earnings per share (yen)	151.0	—	75.9	—	—

Cash dividends per share (yen)	25.0	—	15.0	—	—

Note 1:	The weighted-average numbers of outstanding shares for the year ended March 31, 2003 was 64,460,020 shares.
Note 2:	There was a 2 for 1 stock split in May, 2002

non-consolidated

Non-consolidated balance sheet as of March 31, 2003

(millions of yen, %)

	02/3	% of total	03/3	% of total	yoy

Current assets	166,106	93.5	191,949	95.2	25,842
Cash and deposits	16,651	9.4	23,336	11.6	6,685
Notes receivable	11	0.0	15	0.0	4
Loans receivable	154,011	86.7	175,108	86.8	21,097
Other	2,729	1.5	3,307	1.6	577
Allowance for loan losses	-7,296	-4.1	-9,818	-4.9	-2,521

Fixed assets	11,590	6.5	9,731	4.8	-1,859
Tangible fixed assets	2,286	1.3	1,812	0.9	-474
Land	1,388	0.8	1,092	0.5	-296
Other	898	0.5	720	0.4	-177
Intangible fixed assets	153	0.1	616	0.3	463
Investments and other assets	9,150	5.1	7,301	3.6	-1,848
Investment securities	5,224	2.9	3,728	1.8	-1,495
Other	5,461	3.1	5,583	2.8	122
Allowance for loan losses	-1,534	-0.9	-2,010	-1.0	-475

Total assets	177,697	100.0	201,680	100.0	23,983

Current liabilities	53,472	30.1	64,157	31.8	10,684
Short-term borrowings	49,748	28.0	60,166	29.8	10,418
Other	3,724	2.1	3,990	2.0	266

Long-term liabilities	80,793	45.5	92,640	45.9	11,846
Long-term borrowings	80,310	45.2	88,654	44.0	8,343
Other	483	0.3	3,986	1.9	3,502

Total liabilities	134,266	75.6	156,797	77.7	22,531

Common stock	6,610	3.7	6,610	3.3	—

Additional paid-in capital	8,933	5.0	8,934	4.4	0

Retained earnings	28,329	15.9	32,394	16.1	4,064
Legal reserves	400	0.2	400	0.2	—
General reserves	22,800	12.8	26,800	13.3	4,000
Unappropriated retained earnings	5,129	2.9	5,193	2.6	64

Unrealized losses on investment securities	-95	0.0	-239	-0.1	-144

Treasury stock	-347	-0.2	-2,816	-1.4	-2,468

Total shareholders’ equity	43,430	24.4	44,883	22.3	1,452

Total liabilities and shareholders’ equity	177,697	100.0	201,680	100.0	23,983

non-consolidated

Loans outstanding and the number of accounts at the end of fiscal year

(millions of yen)

	99/3	00/3	01/3	02/3	03/3

Total loans outstanding	97,510	111,484	127,217	154,022	175,123

Consumer loans	43,216	42,496	43,278	46,179	40,938
VIP loans	—	(80)	4,010	8,932	9,638
Wide loans	36,393	42,907	46,762	54,027	62,767
Small business owner loans + Business Timely loans	16,782	24,327	35,428	52,498	69,953
Small business owner loans	16,782	24,229	27,756	36,464	52,651
Business Timely loans	—	(97)	7,671	16,034	17,302
Secured loans	953	1,706	1,706	1,304	1,449
Notes receivable	163	46	40	11	15

% of total

	99/3	00/3	01/3	02/3	03/3

Total loans outstanding	100.0	100.0	100.0	100.0	100.0

Consumer loans	44.3	38.0	34.0	30.0	23.4
VIP loans	—	0.1	3.2	5.8	5.5
Wide loans	37.3	38.5	36.8	35.1	35.8
Small business owner loans + Business Timely loans	17.2	21.8	27.8	34.1	40.0
Small business owner loans	17.2	21.7	21.8	23.7	30.1
Business Timely loans	—	0.1	6.0	10.4	9.9
Secured loans	1.0	1.5	1.4	0.8	0.8
Notes receivable	0.2	0.0	0.0	0.0	0.0

(accounts)

	99/3	00/3	01/3	02/3	03/3

Total number of accounts	167,494	166,530	171,645	187,456	180,087

Consumer loans	138,492	129,646	123,200	125,393	106,731
VIP loans	—	99	5,010	10,644	11,536
Wide loans	20,118	24,560	27,959	31,447	35,705
Small business owner loans + Business Timely loans	8,528	11,826	20,002	30,241	37,337
Small business owner loans	8,528	11,703	13,523	17,002	22,826
Business Timely loans	—	123	6,479	13,239	14,511
Secured loans	296	436	439	357	286
Notes receivable	60	62	45	18	28

Average loan outstanding per account			(thousands of yen)

	99/3	00/3	01/3	02/3	03/3

Consumer loans	312	327	351	368	383
VIP loans	—	813	800	839	835
Wide loans	1,808	1,747	1,672	1,718	1,757
Small business owner loans + Business Timely loans	1,967	2,057	1,771	1,736	1,873
Small business owner loans	1,967	2,070	2,053	2,145	2,306
Business Timely loans	—	789	1,183	1,211	1,192
Secured loans	3,219	3,914	3,886	3,655	5,066
Notes receivable	2,716	741	888	616	547

non-consolidated

Applications and approvals by product

	99/3	00/3	01/3	02/3	03/3

Consumer loans

Number of applications	106,965	93,813	99,225	176,803	66,117
Number of approvals	31,341	30,177	28,640	38,529	17,505
Ratio of approval (%)	29.30	32.17	28.86	21.79	26.48

VIP loans

Number of applications	—	152	5,605	7,033	2,809
Number of approvals	—	101	5,028	6,599	2,579
Ratio of approval (%)	—	66.45	89.71	93.83	91.81

Wide Loans

Number of applications	8,975	10,629	10,430	12,507	15,485
Number of approvals	7,924	8,813	8,129	10,003	12,524
Ratio of approval (%)	88.29	82.91	77.94	79.98	80.88

Small business owner loans

Number of applications	3,537	6,045	4,955	6,615	10,202
Number of approvals	3,248	5,471	4,334	6,034	9,332
Ratio of approval (%)	91.83	90.50	87.47	91.22	91.47

Business Timely loans

Number of applications	—	195	13,182	22,461	17,999
Number of approvals	—	123	10,488	14,439	6,826
Ratio of approval (%)	—	63.59	79.56	64.28	37.92

Secured loans

Number of applications	233	357	267	102	93
Number of approvals	191	276	199	68	65
Ratio of approval (%)	81.97	77.31	74.53	66.67	69.89

Notes receivable

Number of applications	258	289	280	137	110
Number of approvals	179	201	204	102	90
Ratio of approval (%)	69.38	69.55	72.86	74.45	81.82

Note 1:	The figures for Consumer loans do not include the numbers of applications and approvals through tie-up companies since the beginning of FY 2002.
Note 2:	The number of approvals for Business Timely loans includes the number of cardholders with zero balances.

non-consolidated

Demographics of customers (I)

(% except number of accounts)

	Consumer loans				Wide loans

	01/3	02/3	03/3	yoy%	01/3	02/3	03/3	yoy%

Number of accounts	123,200	125,393	106,731	-14.9	27,959	31,447	35,705	13.5

% of total

Gender
Male	45.3	48.1	48.5	0.4	51.0	50.3	51.5	1.2
Female	54.7	51.9	51.5	-0.4	49.0	49.7	48.5	-1.2

Age
20~Less than 30 years old	21.4	19.8	17.0	-2.8	23.5	19.9	20.9	1.0
30~40 years old	27.4	28.3	28.3	0.0	30.4	30.8	30.5	-0.3
40~50 years old	24.2	22.5	22.7	0.2	24.5	23.9	23.2	-0.7
50~60 years old	18.1	18.4	19.1	0.7	17.1	19.1	18.9	-0.2
60 years old or over	8.9	11.0	12.9	1.9	4.5	6.3	6.5	0.2

Annual income
Less than 3 million	61.5	49.7	58.7	9.0	51.1	48.0	53.3	5.3
3 million ~ 5 million	27.2	34.2	28.5	-5.7	34.4	37.4	34.0	-3.4
5 million~7 million	7.4	10.2	7.7	-2.5	10.5	10.6	9.1	-1.5
7 million~9 million	2.2	3.2	2.5	-0.7	2.8	2.8	2.5	-0.3
9 million or more	1.7	2.7	2.6	-0.1	1.2	1.2	1.1	-0.1

Years of service
Less than 1 year	17.2	16.9	15.6	-1.3	10.5	12.2	12.9	0.7
1~3 years	14.7	15.3	14.4	-0.9	16.2	16.1	17.7	1.6
3~5 years	12.9	14.0	13.7	-0.3	18.1	17.5	17.0	-0.5
5~10 years	25.1	23.9	24.3	0.4	28.9	28.5	27.0	-1.5
10~15 years	13.6	13.8	14.6	0.8	13.6	13.7	13.7	0.0
15~20 years	6.4	6.1	6.5	0.4	6.0	5.5	5.5	0.0
20 years or over	10.1	10.0	10.9	0.9	6.7	6.5	6.2	-0.3

Loans outstanding
Less than 0.1 million	11.6	12.8	11.5	-1.3	0.9	1.5	1.3	-0.2
0.1~0.2 million	13.1	13.1	12.1	-1.0	1.2	1.6	1.5	-0.1
0.2~0.3 million	13.6	13.7	13.1	-0.6	1.5	1.8	1.7	-0.1
0.3~0.4 million	13.6	11.3	13.2	1.9	1.9	2.0	1.9	-0.1
0.4~0.5 million	44.0	40.9	40.1	-0.8	2.2	2.0	1.9	-0.1
0.5 million	0.8	0.8	0.4	-0.4	—	—	—	—
0.5~1 million	3.3	7.4	9.6	2.2	17.8	14.6	13.8	-0.8
1~1.5 million	—	—	—	—	16.4	16.3	15.9	-0.4
1.5~2 million	—	—	—	—	21.7	20.9	20.5	-0.4
2~2.5 million	—	—	—	—	17.1	17.9	19.1	1.2
2.5~3 million	—	—	—	—	17.9	18.9	19.5	0.6
3 million or more	—	—	—	—	1.4	2.5	2.9	0.4

Occupation
Salaried employee	64.5	68.4	65.6	-2.8	—	89.2	86.9	-2.3
Self-employed	17.6	17.9	18.9	1.0	—	2.3	1.8	-0.5
House wife	12.2	10.6	9.7	-0.9	—	7.0	6.3	-0.7
Others	5.7	3.1	5.8	2.7	—	1.5	5.0	3.5

non-consolidated

Demographics of customers (II)

(% except number of accounts)

	Small business owner loans				Business Timely loans

	01/3	02/3	03/3	yoy%	01/3	02/3	03/3	yoy%

Number of accounts	13,523	17,002	22,826	34.3	6,479	13,239	14,511	9.6

% of total

Gender
Male	—	65.3	66.1	0.8	—	59.3	61.4	2.1
Female	—	34.7	33.9	-0.8	—	40.7	38.6	-2.1

Age
20~Less than 30 years old	—	3.6	3.6	0.0	—	2.4	1.9	-0.5
30~40 years old	—	20.3	19.0	-1.3	—	13.6	13.5	-0.1
40~50 years old	—	25.5	25.6	0.1	—	25.8	25.3	-0.5
50~60 years old	—	34.4	34.6	0.2	—	38.5	37.9	-0.6
60 years old or over	—	16.2	17.2	1.0	—	19.7	21.4	1.7

Annual income
Less than 3 million	35.1	23.9	23.7	-0.2	14.9	4.5	9.2	4.7
3 million~5 million	25.2	25.8	29.9	4.1	28.5	15.8	16.9	1.1
5 million~7 million	15.6	17.2	17.3	0.1	16.0	14.2	12.1	-2.1
7 million~9 million	8.5	9.9	9.5	-0.4	10.4	11.2	10.2	-1.0
9 million or more	15.6	23.2	19.6	-3.6	30.2	54.3	51.6	-2.7

Years of service (Years of business)
Less than 1 year	16.3	10.3	6.5	-3.8	3.6	2.4	1.5	-0.9
1~3 years	14.7	10.8	10.8	0.0	18.9	14.6	11.1	-3.5
3~5 years	13.2	12.6	12.8	0.2	16.1	13.6	13.6	0.0
5~10 years	19.4	23.1	24.2	1.1	17.9	20.9	23.4	2.5
10~15 years	13.0	16.4	17.2	0.8	15.1	16.8	16.8	0.0
15~20 years	8.4	8.8	9.3	0.5	10.3	10.8	11.0	0.2
20 years or over	15.0	18.0	19.2	1.2	18.1	20.9	22.6	1.7

Loans outstanding
Less than 0.1 million	0.9	1.3	0.8	-0.5	1.0	0.7	1.0	0.3
0.1~0.2 million	1.0	1.2	0.9	-0.3	1.5	1.6	1.5	-0.1
0.2~0.3 million	1.2	1.3	1.1	-0.2	2.1	2.2	1.9	-0.3
0.3~0.4 million	1.3	1.4	1.2	-0.2	2.2	2.6	2.2	-0.4
0.4~0.5 million	2.2	1.5	1.5	0.0	3.0	4.6	4.3	-0.3
0.5 million	—	—	—	—	1.2	1.0	0.7	-0.3
0.5~1 million	14.6	12.0	10.3	-1.7	50.9	43.2	44.3	1.1
1~1.5 million	13.0	12.3	11.8	-0.5	7.6	7.2	10.2	3.0
1.5~2 million	18.6	17.8	17.1	-0.7	31.9	36.5	33.4	-3.1
2~2.5 million	13.6	14.4	13.5	-0.9	1.7	0.4	0.5	0.1
2.5~3 million	17.2	16.8	16.8	0.0	—	—	—	—
3 million or more	16.4	20.0	25.0	5.0	—	—	—	—

Type of business
Manufacturing	5.8	5.5	5.5	0.0	4.4	4.3	4.7	0.4
Construction	15.4	15.9	16.1	0.2	4.8	4.1	4.9	0.8
Transportation/communication	4.5	4.3	4.1	-0.2	0.8	1.0	0.9	-0.1
Wholesale/retail/restaurant	44.7	46.5	50.1	3.6	72.6	71.5	68.4	-3.1
Finance/insurance	0.7	0.7	0.7	0.0	0.2	0.3	0.4	0.1
Real estate broker	1.1	1.0	1.1	0.1	1.2	0.9	1.0	0.1
Service industry	14.7	16.0	17.6	1.6	15.5	17.1	18.8	1.7
Others	13.1	10.1	4.8	-5.3	0.5	0.8	0.9	0.1

Note:	Prior to 02/3, the term “Annual income” referred to the annual income of the borrower (small business owner) him/herself ; As of 02/3, the term refers to the operating income of the small business owned by the borrower.

non-consolidated

Demographics of guarantors

(% except number of accounts)

	Wide loans				Small business owner loans

	01/3	02/3	03/3	yoy%	01/3	02/3	03/3	yoy%

Number of accounts	27,959	31,447	35,705	13.5	13,523	17,002	22,826	34.3

% of total

Gender
Male	69.3	65.8	62.1	-3.7	78.0	75.2	71.9	-3.3
Female	30.7	34.2	37.9	3.7	22.0	24.8	28.1	3.3

Age
20~Less than 30 years old	33.9	31.5	31.9	0.4	23.2	20.1	20.0	-0.1
30~40 years old	24.4	24.6	23.3	-1.3	24.1	25.0	24.9	-0.1
40~50 years old	18.2	16.9	15.8	-1.1	23.8	22.9	21.3	-1.6
50~60 years old	17.5	17.7	17.6	-0.1	21.2	21.3	21.4	0.1
60 years old or over	60.0	9.3	11.4	2.1	7.7	10.7	12.4	1.7

Annual income
Less than 3 million	36.0	41.7	48.2	6.5	26.1	27.1	31.5	4.4
3 million~5 million	43.5	40.3	36.6	-3.7	39.3	39.9	38.8	-1.1
5 million~7 million	14.0	12.2	10.2	-2.0	19.5	18.4	17.1	-1.3
7 million~9 million	4.1	3.5	3.1	-0.4	7.7	7.6	6.8	-0.8
9 million or more	2.4	2.3	1.9	-0.4	7.4	7.0	5.8	-1.2

Years of service
Less than 1 year	3.6	5.2	6.9	1.7	6.3	5.7	6.4	0.7
1~3 years	14.8	12.8	15.0	2.2	12.5	10.2	12.9	2.7
3~5 years	17.6	14.7	15.0	0.3	14.5	12.7	12.7	0.0
5~10 years	28.5	29.1	27.3	-1.8	24.1	25.0	23.7	-1.3
10~15 years	14.8	16.9	15.5	-1.4	14.9	17.3	16.9	-0.4
15~20 years	7.8	7.6	7.1	-0.5	9.2	9.3	8.4	-0.9
20 years or over	12.9	13.7	13.2	-0.5	18.5	19.8	19.0	-0.8

Borrowing from finance companies
0~1 borrowing account	85.1	82.3	80.5	-1.8	86.4	83.7	82.7	-1.0
2 borrowing accounts	8.3	9.7	10.8	1.1	6.9	8.4	9.9	1.5
3 borrowing accounts	2.9	3.5	3.9	0.4	2.8	3.4	3.6	0.2
4 borrowing accounts	1.3	1.6	1.8	0.2	1.2	1.7	1.5	-0.2
5 borrowing accounts	1.0	1.1	1.1	0.0	1.1	1.1	0.9	-0.2
6 borrowing accounts	0.6	0.7	0.9	0.2	0.7	0.8	0.7	-0.1
7 borrowing accounts or more	0.8	1.1	1.0	-0.1	0.9	0.9	0.7	-0.2

Occupation
Salaried employee	84.3	90.2	83.4	-6.8	73.1	80.9	75.0	-5.9
Self-employed	6.5	7.3	7.5	0.2	14.7	16.2	16.2	0.0
House wife	0.5	0.8	1.2	0.4	0.3	0.4	0.7	0.3
Others	8.7	1.7	7.9	6.2	11.9	2.5	8.1	5.6

Relationship with the applicant
Acquaintance	11.4	10.1	8.5	-1.6	12.5	11.8	10.0	-1.8
Friend	23.8	22.9	22.5	-0.4	28.4	28.7	29.2	0.5
Close relative living with applicant	19.5	22.4	25.4	3.0	14.4	16.5	19.3	2.8
Close relative not living with applicant	40.3	40.2	39.7	-0.5	33.6	34.7	35.2	0.5
Other relative	4.6	4.0	3.5	-0.5	6.3	5.3	4.3	-1.0
Others	0.4	0.4	0.4	0.0	4.8	3.0	2.0	-1.0

non-consolidated

Branches/Productivity

Number of offices by region at year end

	99/3	00/3	01/3	02/3	03/3

Total number of offices	49	59	67	72	72
Hokkaido	1	1	1	2	2
Tohoku	4	4	4	5	5
Kanto	12	24	28	26	25
Chubu	7	7	7	7	7
Kinki	4	6	8	12	12
Chugoku	4	4	4	5	5
Shikoku	10	6	6	6	6
Kyushu	7	7	9	9	10

Number of automated loan application machines	13	16	16	0	0
Number of tie-up CD/ATMs	608	1,084	1,049	1,111	1,108

Note 1:	These figures do not include unstaffed offices.
Note 2:	Automated loan application machines and tie-up CD/ATMs were operational in the Shikoku area only. All machines were discontinued in August 2001.

Productivity at year end

(millions of yen)

	99/3	00/3	01/3	02/3	03/3

General branch loans outstanding	95,322	104,694	109,755	125,819	135,343
Number of offices	47	45	47	50	50
Number of employees	411	394	399	448	413
Loans outstanding/office	2,028	2,326	2,335	2,516	2,706
Accounts/office	3,542	3,612	3,386	3,340	3,107
Small business owner loan office loans outstanding	2,187	6,790	17,462	28,202	39,780
Number of offices	2	14	20	22	22
Number of employees	28	97	158	193	202
Loans outstanding/office	1,093	485	873	1,281	1,808
Accounts/office	508	283	624	927	1,124
Total loans outstanding	97,510	111,484	127,217	154,022	175,123
Number of offices	49	59	67	72	72
Number of employees in all	555	604	690	826	813
Number of employees in branch offices	439	491	557	641	615
Loans outstanding/employee	176	184	184	186	215
Accounts/employee	302	276	249	226	221
Ordinary income/employee	13.4	13.2	13.4	11.4	12.6
Net income/employee	5.9	7.3	7.6	6	6.1
Loans outstanding/office	1,990	1,889	1,898	2,139	2,432
Ordinary income/office	151.3	135.6	137.6	131.0	143.1
Net income/office	66.7	74.9	78.1	69.1	68.7

non-consolidated

Loan charge-offs and allowance for loan losses

Loan charge-offs			(millions of yen)

	99/3	00/3	01/3	02/3	03/3

Total loans outstanding	100,037	113,884	129,256	156,073	177,751
Consumer loans	43,216	42,496	43,278	46,179	40,938
Wide Loans	37,928	44,294	47,765	55,033	63,992
Small business owner loans + Business Timely loans	17,762	25,324	36,353	53,421	71,217
Small business owner loans	17,762	25,226	28,682	37,386	53,915
Business Timely loans	—	97	7,671	16,034	17,302
Secured loans	966	1,722	1,817	1,427	1,588
Notes receivable	163	46	40	11	15

Total loan charge-offs	4,351	4,454	5,057	6,982	10,337
Consumer loans	3,585	3,389	3,378	3,883	4,868
Wide Loans	378	618	804	1,229	2,225
Small business owner loans + Business Timely loans	387	446	867	1,820	3,220
Small business owner loans	387	446	756	991	1,640
Business Timely loans	—	—	110	829	1,579
Secured loans	0	0	4	48	23
Notes receivable	—	—	3	—	0

Ratio of loan charge-offs(a)	4.17%	3.76%	3.77%	4.28%	5.50%
Consumer loans	7.66%	7.39%	7.24%	7.76%	10.63%
Wide Loans	0.99%	1.38%	1.66%	2.19%	3.36%
Small business owner loans + Business Timely loans	2.13%	1.73%	2.33%	3.30%	4.33%
Small business owner loans	2.13%	1.74%	2.57%	2.58%	2.95%
Business Timely loans	—	—	1.42%	4.92%	8.36%
Secured loans	0.01%	0.03%	0.22%	3.25%	1.45%
Notes receivable	—	—	0.07	—	—

Note:	Long-term loans receivable are included in loans outstanding

Allowance for loan losses			(millions of yen)

	99/3	00/3	01/3	02/3	03/3

Allowance for loan losses	6,158	7,032	7,482	8,831	11,828
Untaxable	4,960	5,528	5,942	6,757	7,764
Taxable	1,197	1,503	1,539	2,074	4,063

Allowance for loan losses ratio(b)	6.16%	6.17%	5.79%	5.66%	6.65%

Note:	(a) to the sum of loans outstanding + loan charge-offs;
(b) to loans outstanding after loans are charged off

Loans outstanding/Loan charge-offs/Ratio of loan charge-offs by region, product

(millions of yen, %)

(Year end)	99/3			00/3

	loans outstanding	charge-offs	ratio	loans outstanding	charge-offs	ratio

Total	97,510	4,351	4.17	111,484	4,454	3.76
Hokkaido	3,318	205	5.61	3,657	184	4.65
Consumer loans	1,303	167	11.40	1,247	126	9.23
Wide loans	1,538	26	1.57	1,809	39	2.02
Small business owner loans	446	11	2.32	565	18	2.98
Business Timely loans	—	—	—	—	—	—
Secured loans	30	—	—	35	—	—
Notes receivable	—	—	—	—	—	—
Tohoku	5,786	218	3.54	6,352	206	3.07
Consumer loans	2,021	183	8.32	2,050	161	7.31
Wide loans	2,626	25	0.93	2,948	33	1.07
Small business owner loans	1,086	9	0.80	1,265	11	0.87
Business Timely loans	—	—	—	—	—	—
Secured loans	52	—	—	82	—	—
Notes receivable	—	—	—	7	—	—
Kanto	22,864	1,102	4.34	29,659	1,097	3.40
Consumer loans	8,748	882	8.94	8,654	783	8.30
Wide loans	7,917	118	1.36	9,480	155	1.55
Small business owner loans	5,913	100	1.56	10,877	159	1.40
Business Timely loans	—	—	—	—	—	—
Secured loans	276	—	—	628	—	0.05
Notes receivable	8	—	—	20	—	—
Chubu	11,857	442	4.16	13,452	438	3.28
Consumer loans	4,696	391	8.97	4,644	361	7.23
Wide loans	4,870	35	0.84	5,836	59	0.99
Small business owner loans	2,170	14	0.78	2,763	18	0.65
Business Timely loans	—	—	—	—	—	—
Secured loans	108	—	—	209	—	—
Notes receivable	10	—	—	—	—	—
Kinki	13,318	573	3.71	16,005	692	4.07
Consumer loans	5,937	482	6.99	6,226	516	7.66
Wide loans	5,124	42	0.72	6,558	107	1.57
Small business owner loans	2,162	48	1.91	2,956	68	2.18
Business Timely loans	—	—	—	—	—	—
Secured loans	93	—	—	265	—	—
Notes receivable	—	—	—	—	—	—
Chugoku	10,251	506	4.58	11,069	528	4.45
Consumer loans	4,327	400	8.47	4,050	377	8.53
Wide loans	4,395	48	1.06	5,061	95	1.80
Small business owner loans	1,443	57	3.51	1,831	55	2.76
Business Timely loans	—	—	—	—	—	—
Secured loans	84	—	—	127	—	—
Notes receivable	—	—	—	—	—	—
Shikoku	14,290	560	3.73	14,441	551	3.63
Consumer loans	10,280	483	4.50	9,892	488	4.70
Wide loans	2,543	26	1.00	3,171	31	0.97
Small business owner loans	1,070	50	4.11	1,114	30	2.52
Business Timely loans	—	—	—	—	—	—
Secured loans	254	0	0.05	249	—	—
Notes receivable	142	—	—	15	—	—
Kyushu	15,821	742	4.38	16,830	752	4.19
Consumer loans	5,900	592	9.13	5,729	572	9.09
Wide loans	7,376	54	0.71	8,041	96	1.15
Small business owner loans	2,488	95	3.46	2,952	83	2.61
Business Timely loans	—	—	—	—	—	—
Secured loans	54	—	—	108	—	—
Notes receivable	1	—	—	—	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

(millions of yen, %)

(Year end)	01/3			02/3			03/3

	loans outstanding	charge-offs	ratio	loans outstanding	charge-offs	ratio	loans outstanding	charge-offs	ratio

Total	127,217	5,057	3.77	154,022	6,982	4.28	175,123	10,337	5.50
Hokkaido	3,959	162	3.86	5,171	220	4.05	6,387	384	5.59
Consumer loans	1,325	109	7.64	1,553	132	7.88	1,424	211	12.92
Wide loans	1,908	40	2.03	2,258	47	2.01	2,783	106	3.36
Small business owner loans	574	11	1.93	908	20	2.17	1,587	25	1.53
Business Timely loans	130	—	—	439	20	4.43	571	40	6.63
Secured loans	21	—	—	11	—	—	19	—	—
Notes receivable	—	—	—	—	—	—	—	—	—
Tohoku	6,783	261	3.67	8,289	370	4.21	9,878	598	5.65
Consumer loans	2,220	182	7.58	2,508	233	8.50	2,264	307	11.97
Wide loans	3,085	44	1.42	3,536	76	2.06	4,356	159	3.47
Small business owner loans	1,265	33	2.51	1,616	44	1.21	2,514	84	3.21
Business Timely loans	113	0	0.73	554	16	2.86	690	46	6.33
Secured loans	93	—	—	71	0	0.07	52	—	—
Notes receivable	5	—	—	—	—	—	—	—	—
Kanto	37,694	1,442	3.63	48,270	2,231	4.37	56,779	3,248	5.33
Consumer loans	9,219	802	8.01	10,782	959	8.17	9,910	1,223	10.99
Wide loans	10,264	204	1.91	12,719	298	2.25	15,789	541	3.25
Small business owner loans	12,051	351	2.76	14,954	396	2.53	21,034	631	2.86
Business Timely loans	5,506	80	1.44	9,277	564	5.74	9,161	846	8.46
Secured loans	640	—	0.04	530	12	2.08	876	5	0.55
Notes receivable	11	2	15.49	5	—	—	6	—	—
Chubu	15,128	526	3.31	18,718	629	3.21	19,750	1,161	5.48
Consumer loans	5,025	356	6.62	5,739	401	6.53	4,642	590	11.28
Wide loans	6,360	88	1.35	7,208	130	1.74	7,714	281	3.47
Small business owner loans	3,255	78	2.30	4,455	71	1.54	5,893	169	2.74
Business Timely loans	282	2	0.88	1,169	17	1.50	1,402	111	7.38
Secured loans	205	—	—	145	8	4.87	97	7	5.70
Notes receivable	—	1	—	—	—	—	—	—	—
Kinki	18,359	796	4.09	24,089	1,260	4.91	30,501	1,844	5.62
Consumer loans	6,306	530	7.77	6,775	697	9.33	6,539	828	11.24
Wide loans	7,247	127	1.70	8,426	224	2.54	10,351	368	3.37
Small business owner loans	3,619	119	3.07	5,927	174	2.80	10,239	296	2.74
Business Timely loans	969	17	1.79	2,822	145	4.89	3,252	350	9.74
Secured loans	213	—	—	136	19	12.21	118	0	0.68
Notes receivable	2	—	—	0	—	—	0	—	—
Chugoku	11,152	485	4.09	12,041	550	4.31	12,849	759	5.52
Consumer loans	3,780	339	8.24	3,869	310	7.43	3,316	373	10.11
Wide loans	5,200	87	1.62	5,458	133	2.36	5,736	223	3.67
Small business owner loans	1,957	53	2.56	2,152	95	4.11	3,101	114	3.49
Business Timely loans	99	0	0.88	481	8	1.71	645	46	6.76
Secured loans	114	4	3.30	79	1	2.02	49	3	6.07
Notes receivable	—	—	—	—	—	—	—	—	—
Shikoku	14,938	607	3.89	15,318	743	4.61	15,357	842	5.17
Consumer loans	9,643	530	5.21	8,991	589	6.16	7,715	651	7.79
Wide loans	3,613	47	1.28	4,250	97	2.21	4,956	106	2.09
Small business owner loans	1,348	29	2.09	1,726	44	2.47	2,279	67	2.85
Business Timely loans	55	—	—	156	11	6.76	276	10	3.66
Secured loans	257	—	—	188	1	0.65	122	5	4.35
Notes receivable	20	—	—	5	—	—	7	—	—
Kyushu	19,200	775	3.81	22,122	974	4.15	23,617	1,493	5.86
Consumer loans	5,758	527	8.39	5,957	558	8.57	5,123	681	11.74
Wide loans	9,082	162	1.72	10,168	222	2.10	11,079	437	3.71
Small business owner loans	3,684	78	2.00	4,721	143	2.85	6,000	250	3.90
Business Timely loans	513	7	1.48	1,134	45	3.88	1,302	125	8.81
Secured loans	160	—	—	141	3	2.51	112	—	—
Notes receivable	—	—	—	—	—	—	—	—	—

Note:	Ratio of loan charge-offs = Loan charge-offs ÷ (The sum of loans outstanding + Loan charge-offs + Long-term loans receivable)

non-consolidated

Interest received on loans outstanding and interest paid on funds borrowed

(%)

	99/3	00/3	01/3	02/3	03/3

Interest on loans outstanding	26.9	26.6	26.3	25.9	25.3
Consumer loans	28.8	28.7	28.2	27.6	27.3
Wide loans	25.5	25.5	25.3	24.9	24.5
Small business owner loans + Business Timely loans	25.5	25.5	25.8	25.7	25.1
(Small business owner loans)	(25.5)	(25.5)	(25.2)	(24.8)	(24.4)
(Business Timely loans)	—	(28.4)	(28.0)	(27.8)	(27.5)

Note:	Figures are weighted average rates at the end of the year.

(millions of yen, %)

	99/3	00/3	01/3	02/3	03/3

Total borrowings at year end	81,651	100,232	118,259	130,058	152,394
Short-term (includes CP)	7,977	1,872	1,740	1,400	5,500
Long-term (includes bonds)	73,674	98,360	116,519	128,658	146,894

Total amount hedged at year end	56,275	79,838	102,282	106,931	96,944
Fixed rate (includes bonds)	15,033	38,838	61,282	74,931	96,944
Interest rate caps/swaps	41,242	41,000	41,000	32,000	—

Ratio of borrowings hedged to total borrowings	68.9	79.7	86.5	82.2	63.6

Weighted year-end average borrowing rate	4.0	3.7	3.2	2.8	2.3
Direct	—	3.2	3.0	2.7	2.3
Indirect	4.0	3.7	3.3	2.8	2.4
Average borrowing rate during the year (all cost included)	4.0	4.1	3.7	3.1	2.6
Direct	1.4	3.0	3.1	2.8	2.5
Indirect	4.0	4.2	3.9	3.4	2.7
(borrowing cost only)	3.7	3.9	3.5	3.0	2.6

non-consolidated

Breakdown of borrowings at the end of fiscal year

(millions of yen)

	99/3	00/3	01/3	02/3	03/3

Total borrowings	81,651	100,232	118,259	130,058	152,394
Indirect	81,651	86,252	79,279	80,558	104,920
Banks	32,941	39,234	47,443	57,551	64,875
Life insurance companies	2,883	2,435	1,324	437	200
Nonlife insurance companies	6,951	8,566	3,728	1,600	2,327
Other financial institutions	687	500	1,075	2,247	3,829
Nonbanks	38,187	35,515	25,707	18,722	33,688
Direct	—	13,980	38,980	49,500	47,474
Bonds/Convertible bonds	—	13,980	38,980	49,500	41,500
Commercial Papers	—	—	—	—	2,400
ABCP	—	—		—	3,574

(% change from the previous fiscal year-end)

	99/3	00/3	01/3	02/3	03/3

Total borrowings	7.7	22.8	18.0	10.0	17.2
Indirect	8.3	5.6	-8.1	1.6	30.2
Banks	18.1	19.1	20.9	21.3	12.7
Life insurance companies	-39.0	-15.5	-45.6	-67.0	-54.2
Nonlife insurance companies	-13.7	23.2	-56.5	-57.1	45.4
Other financial institutions	-6.5	-27.2	115.0	109.0	70.4
Nonbanks	12.4	-7.0	-27.6	-27.2	79.9
Direct	—	—	178.8	27.0	-4.1
Bonds/Convertible bonds	—	—	178.8	27.0	-16.2
Commercial Papers	—	—	—	—	—
ABCP	—	—	—	—	—

(% of total)

	99/3	00/3	01/3	02/3	03/3

Total borrowings	100.0	100.0	100.0	100.0	100.0
Indirect	100.0	86.1	67.0	61.9	68.8
Banks	40.3	39.1	40.1	44.3	42.6
Life insurance companies	3.5	2.4	1.1	0.3	0.1
Nonlife insurance companies	8.5	8.5	3.2	1.2	1.5
Other financial institutions	0.8	0.5	0.9	1.7	2.5
Nonbanks	46.8	35.4	21.7	14.4	22.1
Direct	—	13.9	33.0	38.1	31.2
Bonds/Convertible bonds	—	13.9	33.0	38.1	27.2
Commercial Papers	—	—	—	—	1.6
ABCP	—	—	—	—	2.4

non-consolidated

Financial ratios

	(millions of yen except, %)

	99/3	00/3	01/3	02/3	03/3

Operating Income	7,461	8,599	9,495	9,721	10,463
Ordinary Income	7,411	8,002	9,217	9,431	10,304
Net Income	3,268	4,421	5,230	4,978	4,945
Dividend Pay-out Ratio (%)	16.3	14.6	14.5	16.6	19.4
Shareholders’ Equity Ratio (%)	25.1	24.6	24.2	24.4	22.3
Dividend on Equity (%)	1.9	1.9	1.9	2.0	2.1
Return on Equity (%)	12.0	14.1	14.3	12.1	11.2
Operating Profit to Total Assets (%)	6.8	6.8	6.3	5.7	5.5
Ordinary Income to Total Assets (%)	6.7	6.3	6.2	5.6	5.4
Return on Assets (%)	3.0	3.5	3.5	2.9	2.6
Operating Margin (%)	28.1	29.6	29.6	26.7	25.3
Ordinary Profit Margin (%)	27.9	27.5	28.8	25.9	24.9
Net Income Margin (%)	12.3	15.2	16.3	13.7	12.0
Current Ratio (%)	202.1	265.7	341.1	310.6	299.2
Fixed Assets Ratio (%)	35.5	37.7	32.9	26.7	21.7

non-consolidated

Adjusted per share data

Adjusted per share data	<Year ended/ending>				(yen)

	99/3	00/3	01/3	02/3	03/3

Net income	51.3	68.6	80.8	75.5	75.9
Shareholders’ equity	448.2	524.4	596.7	658.9	709.0
Cash dividends	8.3	10.0	11.7	12.5	15.0

% change from the previous fiscal year					(%)

	99/3	00/3	01/3	02/3	03/3

Net income	33.7	33.8	17.7	-6.6	0.4
Shareholders’ equity	17.0	13.8	13.8	10.4	7.6
Cash dividends	25.0	20.0	16.7	7.3	20.0

Per share data (unadjusted)	<Year ended/ending>				(yen)

	99/3	00/3	01/3	02/3	03/3

Net income	307.8	411.9	484.7	151.0	75.9
Shareholders’ equity	2,689.1	3,146.5	3,580.4	1,317.9	709.0
Cash dividends	50.0	60.0	70.0	25.0	15.0

Shares outstanding and stock splits				(thousands of shares)

	99/3	00/3	01/3	02/3	03/3

As of the end of the fiscal year	10,667	10,780	10,909	32,955	63,229
Weighted-average for the fiscal year	10,621	10,733	10,791	32,967	64,460

Stock splits			01/5	02/5	03/5
			1 for 3	1 for 2	1 for 2

Issuance of common stock	99/3	00/3	01/3	02/3	03/3
	46	113	128	22,246	33,156

Note 1:	46,179 new shares were issued as a result of exercises of warrants during the FY 1998.
Note 2:	113,353 new shares were issued as a result of exercises of warrants during the FY 1999.
Note 3:	128,760 new shares were issued as a result of exercises of warrants during the FY 2000.
Note 4:	21,818,676 new shares were issued as a result of a 3 for 1 stock split in May 2001.
Note 5:	428,000 new shares were issued as a result of exercises of stock option during the FY 2001.
Note 6:	33,156,014 new shares were issued as a result of a 2 for 1 stock split in May 2002.